EXHIBIT 10.24

AMENDMENT NO. 1 TO

RESTATED LICENSE AGREEMENT

THIS AMENDMENT NO. 1 to the Restated License Agreement (this “Amendment”), is made and entered into on the day of 1st day of December 2011, between Cherokee Inc., (“Licensor”), and TARGET GENERAL MERCHANDISE, INC., a Minnesota corporation and a wholly owned affiliate of Target Corporation, with its headquarters at 1000 Nicollet Mall, Minneapolis, MN 55403 (“TGMI”), with reference to the following facts:

WHEREAS, the Parties entered into a Restated License Agreement, dated as of February 1, 2008 (the “Restated Agreement”); and

WHEREAS, TGT Corp assigned all of its right, title and interest in and to the Restated Agreement to TGMI effective January 29, 2011 in accordance with Section 8.f. of the Agreement.

WHEREAS, the Parties desire to amend the Restated Agreement on the terms and conditions contained herein.

NOW THEREFORE, the Parties hereto agree as follows:

1.                                     Capitalized terms used and not defined herein shall have the same meaning as in the Restated Agreement.

2.                                     The Parties acknowledge and agree that on even date herewith, Licensor is entering into a license agreement titled “Canada Affiliate Agreement” with Target Canada Co. (“TCC”) regarding a license to manufacture and sell Merchandise in Canada on substantially the same terms as the Restated Agreement except as expressly set forth therein.  The Parties further agree that Net Sales of Merchandise in Canada shall be aggregated with Net Sales of Merchandise in the United States for the purposes of calculating the Minimum Guaranteed Royalties for TGMI.  For such purposes, the currency exchange rate used to convert CAD sales to USD sales will be the currency exchange rate prevailing during the relevant Fiscal period determined by TGT Corp, which will approximate a weighted average rate based on sales transacted over such period (the “Exchange Rate”). The Exchange Rate will be consistent with the currency exchange rate used for reporting Target Corporation’s Canadian Segment sales (in CAD) on a reported basis (in USD) for external reporting purposes.

3.                                     Effective as of February 1, 2013, the Minimum Guaranteed Royalties for each Fiscal Year set forth in Section 3.c. shall be $10,500,000, and such section shall be deemed amended to that effect.

4.                                     This Amendment No. 1 may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement.

5.                                     Except as expressly amended or set forth herein, all of the terms and conditions contained in the Restated Agreement shall remain in full force and effect. References herein or in the Restated Agreement to “this Agreement” shall be deemed to refer to the Restated Agreement as amended by this Amendment No. 1.

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IN WITNESS WHEREOF, each of the parties has executed this Amendment No. 1 on the date first written above.

Target General Merchandise, Inc.		Cherokee Inc.

By:	/s/ Patricia M. Adams	By:	/s/ Henry Stupp

	Patricia M. Adams		Henry Stupp
	Senior Vice President		Chief Executive Officer